UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2006
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24647 (Commission File Number)	77-0328533 (IRS Employer Identification No.)
4988 Great America Parkway
Santa Clara, California 95054
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          Terayon Communication Systems, Inc. (“Terayon”) has entered into an amended Sub-Sublease Agreement (the “Sub-Sublease”) to sublease its current corporate headquarters located at 4988 Great America Parkway, Santa Clara, California and consisting of approximately 140,965 square feet (the “Current Office Space”), to Citrix Systems, Inc. (“Citrix”). Additionally, Terayon has entered into a Lease Agreement (the “Lease”) with Sobrato Development Companies #871 (“Landlord”) to lease approximately 63,069 square feet of office space located at 2450 Walsh Avenue, Santa Clara, California (the “New Office Space”), which will serve as Terayon’s new corporate headquarters.
          The term of the Sub-Sublease is scheduled to commence on or before September 18, 2006 and end on October 31, 2009. Under the Sub-Sublease, Terayon will receive monthly rental payments of approximately $176,200 for the first year of the Sub-Sublease, with such monthly rental payments increasing by 3% beginning in October 2007, and by approximately 3% beginning in October 2008.
          The Lease is for a term of 36 months, commencing on October 1, 2006 and ending on September 31, 2009. Under the Lease, Terayon is obligated to make monthly rental payments of $63,069 to Landlord beginning on October 1, 2006, with such monthly rental payments increasing by 3% effective each successive October 1 over the lease term.
          The Sub-Sublease and Lease are intended to enable Terayon to reduce its unused office space and lower its overall rental payment obligations and related operating expenses.
          This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any statements regarding the benefits to Terayon’s future financial condition and performance expected to result from the Sub-Sublease and Lease transactions. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intended,” “estimates,” “potential,” or “continue” or the negative thereof or other comparable terminology. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our forward-looking statements are subject to inherent risks and uncertainties including, but not limited to, the process of calculating, reviewing and analyzing final financial results, our ability to relocate in a timely and cost-efficient manner, adverse changes in general economic or business conditions, adverse changes in the real estate market, the failure of third parties to meet their contractual commitments and other factors. All forward-looking statements and reasons why results may differ included in this Current Report are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 14, 2006

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
Name:	Mark Richman
Title:	Chief Financial Officer